                                                                     EXHIBIT 4.3


      FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of May 10, 1999, is between HORIZON PHARMACEUTICAL CORPORATION (the "Borrower") and LASALLE BANK NATIONAL ASSOCIATION. formerly known as LaSalle National Bank, a national banking association ("Bank").

                                   RECITALS:

         WHEREAS, the Borrower and the Bank have previously entered into that certain Amended and Restated Loan and Security Agreement dated December 22, 1998 (the "Agreement"); and

         WHEREAS, the Borrower requests, and the Bank is agreeable to increasing the amount of and extending the maturity date of the Revolving Loan and amending the Agreement pursuant the terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:

         1. RECITALS. The Recitals set forth above are hereby incorporated herein and made a part hereof.

         2. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

         3.       AMENDMENTS TO THE AGREEMENT.

                  3.1 Borrowing Base Amount. Upon the Bank's receipt of the Borrower's field audit, in form and substance acceptable to the Bank, the definition of Borrowing Base Amount set forth in Section 1. 1 of the Agreement shall be amended and restated in its entirety as follows:

         "Borrowing Base Amount" shall mean:

         (a) an amount up to 85% of the net amount (after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Eligible Accounts; plus

         (b) the lesser of (i) (a) 50% of the Non-Sample Inventory plus (b) the lesser of 30% of Sample Inventory or $200,000, (calculated as the lower of cost or market value computed on a first-in/first-out basis, after deduction of such reserves and allowances as the Bank deems proper and necessary), or (ii) the amount available for advance on Eligible Accounts as set forth in (a) above."

                  3.2 Revolving Loan Commitment. The definition of Revolving Loan Commitment set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         "Revolving Loan Commitment" shall mean Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00)."

                  3.2 Revolving Loan Maturity Date. The definition of Revolving Loan Maturity Date set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

         "Revolving Loan Maturity Date" shall mean June 30, 2000, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note."

                  3.2 EBITDA. Section 10.3 of the Agreement is hereby amended and restated in its entirety as follows:

         "EBITDA. As of the end of each of its fiscal quarters, the Borrower shall maintain a minimum EBITDA according to the following schedule:

                           Quarter Ended                      Minimum EBITDA
                           -------------                      --------------
                           June 30, 1999                      $  400,000
                           September 30, 1999                 $1,500,000
                           December 31, 1999 and
                             continuing thereafter            $2,000,000"

                  3.2 Additional Equity. Section 10.5 of the Agreement is hereby amended and restated in its entirety as follows:

         "Additional Equity. As of November 1, 1999, the Borrower's Net Worth shall be at least Five Million Dollars ($5,000,000) greater than the Borrower's Net Worth on December 31, 1998."

         4. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

                  4.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

                  4.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

                  4.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4.4 No Default. As of the closing date hereof, no Event of Default under Section 11 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

                  4.5 Warranties. As of the closing date hereof, the representations and warranties in Section 7 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

         5. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents executed by the Borrower:

                  (a)      this Amendment;

                  (b) $2,500,000 Revolving Note of the Borrower payable to the Bank of even date herewith; and

                  (c)      such other documents that the Bank may require.

         6.       GENERAL.

                  6.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

                  6.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and its successors and assigns.

                  6.3 Confirmation of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects:

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                            Horizon Pharmaceutical Corporation


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                                            LaSalle Bank National Association

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                 REVOLVING NOTE

$2,500,000.00                                              Date:  May 10, 1999
                                                           Due:   June 30,2000


         On or before June 30, 2000 (the "Maturity Date"), HORIZON PHARMACEUTICAL CORPORATION, a Georgia corporation (the "Borrower), whose address is 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076, for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, formerly known as LaSalle National Bank, a national banking association (hereinafter, together with any holder hereof, called "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60674, the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as hereinafter defined) made by the Bank to the Borrower.

         The unpaid principal amount hereof shall bear interest at the rate or rates set forth in that certain Amended and Restated Loan and Security Agreement between the Borrower and the Bank dated December 22, 1998, as amended from time to time (the "Loan Agreement"), and shall be payable from the date hereof on the aggregate unpaid principal amount of all loans made by the Bank to the Borrower as set forth in the Loan Agreement.

         Principal and interest shall be paid to the Bank at its address set forth above or at such other place as the holder of this Note shall designate in writing to the Borrower.

         This Note is executed pursuant to the Loan Agreement, as amended from time to time. The terms and conditions of the Revolving Loan (as defined in the Loan Agreement), which is evidenced by this Note, are set forth in the Loan Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

         The Borrower, without notice or demand of any kind except as provided for in the Loan Agreement shall be in default hereunder upon the occurrence of any Event of Default set forth in the Loan Agreement, and without demand or notice of any kind, the entire unpaid amount of all Obligations (as defined in the Loan Agreement) shall become immediately due and payable, and the Bank may take any action or avail itself of any remedy set forth in the Loan Agreement.

         Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

         This Note is made under and governed by the internal laws of the State of Illinois.

         This Revolving Note is issued in substitution for, but not in repayment of that certain $1,000,000 Revolving Note of the Borrower payable to the Bank, dated as of December 22, 1998, and is not and shall not be deemed to constitute a novation therefor.

         IN WITNESS WHEREOF, the Borrower has executed this Revolving Note as of the date set forth above.


                                            Horizon Pharmaceutical Corporation

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                           BORROWING BASE CERTIFICATE

                                                         Date:_________________

Reference is made to the Amended and Restated Loan and Security Agreement dated as of December 22, 1998, as amended (the "Loan Agreement") between Horizon Pharmaceutical Corporation (the "Borrower") and LaSalle Bank National Association, formerly known as LaSalle National Bank (the "Bank"). All terms used in this Certificate are used with the meaning ascribed to such terms in the Loan Agreement.


Accounts Receivable

1.       Total Accounts Receivable at _____, ____                      $
                                                                        ----------------
2.       Less: Ineligibles                                             ($               )
                                                                         ---------------
3.       Total Eligible Receivables                                    $
                                                                        ----------------
4.       % of Advance                                                                 85%

5.       Accounts Receivable Borrowing Base                            $
                                                                        ----------------

Inventory

6.       Total Sample Inventory at _____, ____                         $
                                                                        ----------------
7.       Less: Ineligibles and Reserves                                ($               )
                                                                         ---------------
8.       Eligible Sample Inventory                                     $
                                                                        ----------------
9.       % of Advance                                                                 30%

10.      Initial Advance on Sample Inventory                           $
                                                                        ----------------
11.      Maximum Sample Inventory Advance                              $         200,000

12.      Sample Inventory Borrowing Base (lesser of 10 or 11)          $
                                                                        ----------------
13.      Non-Sample Inventory Value                                    $
                                                                        ----------------
14.      Less: Ineligibles and Reserves                                $
                                                                        ----------------
15.      Eligible Non-Sample Inventory                                 $
                                                                        ----------------
16.      % of Advance                                                                 50%

17.      Initial Advance on Non-Sample Inventory                       $
                                                                        ----------------
18.      Initial Inventory Borrowing Base (12+17)                      $
                                                                        ----------------
19.      Inventory Cap (amount shown on line 5)                        $
                                                                        ----------------
20.      Inventory Borrowing Base (lesser of 18 or 19)                 $
                                                                        ----------------
21.      Total Borrowing Base Amount (5+20)                            $
                                                                        ----------------
22.      Revolving Line of Credit Outstanding                          $
                                                                        ----------------
23.      Revolving Loan Collateral Excess
                  (Shortfall) (21-22)                                  $
                                                                        ----------------

         The undersigned hereby certifies that the above information and computations are true and accurate and hereby represents and warrants that as of the date hereof, (i) no event of default has occurred and is continuing,
(ii) the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct in all material respects as of the date hereof, and (iii) the Borrower is in compliance with covenants set forth in the Loan Agreement.


                                            Horizon Pharmaceutical Corporation

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


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